Exhibit 5.1

39, Sajik-ro 8-gil, Jongno-gu, Seoul 03170, Korea

Website: www.kimchang.com  E-mail: lawkim@kimchang.com

Tel: +82-2-3703-1114  Fax: +82-2-737-9091/9092

January 11, 2019

Woori Financial Group Inc.

51, Sogong-ro, Jung-gu

Seoul 04632

Korea

Ladies and Gentlemen:

We have acted as Korean counsel for Woori Financial Group Inc., a corporation with limited liability established under the laws of the Republic of Korea (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form F-4 (the “Registration Statement”) relating to the issuance of shares of common stock, par value Won 5,000 per share (the “Shares”), of the Company, pursuant to a “comprehensive stock transfer” whereby holders of the common stock of Woori Bank will receive the Shares of the Company upon transferring such common stock of Woori Bank to the Company in exchange for the Shares of the Company (the “Stock Transfer”).

For the purposes of this opinion, we have examined the following documents:

(1)

certified copies of the commercial registry extracts for each of Woori Bank, Woori FIS Co., Ltd., Woori Finance Research Institute Co., Ltd., Woori Credit Information Co., Ltd., Woori Fund Services Co., Ltd. and Woori Private Equity Asset Management Co., Ltd. (collectively, the “Subsidiaries”), each issued on January 11, 2019 (collectively, the “Commercial Registries Extracts”);

(2)	the minutes of meetings of the board of directors of each of the Subsidiaries, each held on June 19, 2018 (collectively, the “BOD Meetings”);

(3)	the minutes of the extraordinary meetings of shareholders of each of the Subsidiaries, each held on December 28, 2018 (collectively, the “Shareholders Meetings”); and

(4)	the Articles of Incorporation of the Company and each of the Subsidiaries, each last amended on the date as indicated next to their names below:

(i)	Company: January 11, 2019

(ii)	Woori Bank: March 24, 2017

(iii)	Woori FIS Co., Ltd.: January 22, 2015

(iv)	Woori Finance Research Institute Co., Ltd.: January 22, 2015

(v)	Woori Credit Information Co., Ltd.: March 21, 2018

(vi)	Woori Fund Services Co., Ltd.: March 22, 2018

(vii)	Woori Private Equity Asset Management Co., Ltd.: August 19, 2016.

In considering the documents listed above, we have assumed and, in giving this opinion, we assume:

(a)

the genuineness of all signatures, stamps and seals, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof;

(b)	that the statements in the official records, certificates and any other documents issued by any Korean court or governmental or regulatory agency or body are true and correct;

(c)	that all documents submitted to us by Woori Bank and the Company are true, complete, accurate and up-to-date;

(d)

that the resolutions at the BOD Meetings and the Shareholders Meetings were duly passed at properly constituted meetings and that such resolutions have not been amended or rescinded and are currently in full force and effect; and

(e)	that all shares of common stock issued by Woori Bank have been validly issued.

Based upon the foregoing, and subject to the completion of the registration process with the court registry regarding the incorporation of the Company in Korea, we are of the opinion that, when the Shares are duly executed and delivered by the Company pursuant to the Stock Transfer, as contemplated in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter. This opinion is given with respect to the laws of Korea as currently in effect and we do not pass upon and we express no opinion in respect of those matters governed by or construed in accordance with the laws of any jurisdiction other than Korea.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Form F-4 Registration Statement, without thereby admitting that we are “experts” under the Securities Act or the rules and regulations of the Commission thereunder for the purpose of any part of the Registration Statement, including the exhibit thereto to which this opinion is filed.

Very truly yours,

/s/ Kim & Chang